UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2016 (November 16, 2016)

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed with the filings with the Securities and Exchange Commission (the “SEC”) on November 10, 2016, on November 4, 2016, NAC Global Technologies, Inc. (the “Company”) and NAC Drive Systems, Inc., a wholly owned subsidiary of the Company (“NACD”), entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), who is an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Purchase Agreement, the Company and NACD sold to the Investor 1,578,948 shares of common stock of NACD (the “NACD Shares”), par value $0.01 per share, for aggregate gross proceeds of up to $1,500,000, which shall be paid by the Investor in ten tranches (each, a “Tranche”), subject to the terms and conditions contained in the Purchase Agreement.

On November 16, 2016, the Company conducted the closing of the second Tranche in the amount of $125,000 (the “Second Closing”). Simultaneously with the Second Closing, the Company, certain subsidiaries and affiliates of the Company and the Investor entered into certain other agreements, including (i) a Registration Rights Agreement, (ii) a Security and Pledge Agreement (the “Security Agreement”), (iii) a Subsidiary Guarantee, (iv) Collateral Assignment of Receivables Agreements and (v) Validity and Performance Guarantees (together with the Purchase Agreement and the Certificate of Designations (as defined below), the “Transaction Documents”). The Company and the Investor also agreed to the final form of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”) for the designation of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”). Upon the effectiveness of the Certificate of Designations (which is anticipated to be on or about December 9, 2016), the NACD Shares will be automatically exchanged for shares of Series A Preferred Stock.

Certificate of Designations of Series A Preferred Stock

The form of Certificate of Designations sets forth the following rights, preferences, privileges, and restrictions of the Series A Preferred Stock:

Authorized Shares; Ranking; Voting. Pursuant to the Certificate of Designations, the authorized shares of Series A Preferred Stock is 1,578,948 shares, each with a par value of $0.001. Series A Preferred Stock is senior in rank to shares of common stock of the Company, par value $0.001 per share (“Common Stock”) in respect of the preferences as to dividends, distributions and payments upon liquidations. Except for certain voting or approval rights required by the Certificate of Designations, the holders of shares of the Series A Preferred Stock (initially consisting solely of the Investor) shall have no voting rights.

Dividends. The holders of shares of the Series A Preferred Stock will be entitled to receive cumulative dividends at a rate of 5% per annum, payable quarterly, with the first (1st) year of dividends guaranteed. Subject to certain conditions set forth in the Certificate of Designations, such dividends can be paid in cash or shares of Common Stock at a holder’s option. In addition, holders of Series A Preferred Stock may request payment of accrued dividends on any date of conversion or Redemption Installment (as defined below).

Conversion. Shares of Series A Preferred Stock and accrued but unpaid dividends may be converted into shares Common Stock at any time at a conversion price of $0.06 (the “Conversion Price”), subject to adjustments provided in the Certificate of Designations. For each conversion, the conversion amount is the aggregate of the stated value of Series A Preferred Stock on the date of conversion, accrued but unpaid dividends and certain make-whole payments and late charges set forth under the Certificate of Designations. The Conversion Price is subject to certain stock-based and price-based anti-dilution adjustments under the Certificate of Designations, including “full ratchet” price protection such that in the event that the Company or any subsidiary of the Company sells or grants rights or options that entitle any person to acquire shares of Common Stock at an effective price per share of less than $0.06, the conversion price of Series A Preferred Stock shall be reduced to such lower price.

Mandatory Redemption. Commencing on the earlier of the effectiveness of the Registration Statement (as defined below) and May 16, 2017 and as long as any shares of the Series A Preferred Stock are outstanding, the Company has the obligation to redeem $150,000 of the outstanding amount of Series A Preferred Stock and any accrued but unpaid dividends (the “Redemption Installment”) for 10 consecutive weeks. Each redemption can be paid in cash or shares of Common Stock at the Company’s option (subject to the Equity Conditions (as defined in the Certificate of Designations)). If paid in cash, a 130% redemption premium will apply. If paid in shares of Common Stock, the number of shares to be issued is the product of (A) the applicable Redemption Installment multiplied by (B) 130% divided by the lesser of (x) 0.06 and (y) the lowest volume weighted average price for 15 consecutive trading days immediately prior to the redemption.

Optional Redemption. Subject to certain conditions set forth under the Certificate of Designations, the Company has the right to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock at any time prior to February 16, 2017. Such redemption shall be made in (i) cash in the amount that equals to the aggregate of (A) 120% of the stated value of Series A Preferred Stock, (B) accrued and unpaid dividends and (C) certain make-whole payments and late charges set forth under the Certificate of Designations, or (ii) in shares of Common Stock.

Triggering Events Redemption. In addition to the above redemptions, a holder of Series A Preferred Stock may require the Company to redeem any shares of Series A Preferred Stock held by such holder upon occurrence of certain triggering events set forth under the Certificate of Designations, including but not limited to (i) material uncured breaches of the Transaction Documents, (ii) breaches or defaults of Company indebtedness, (iii) a trading suspension of Common Stock, (iv) trading restrictions on shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, (v) failure to meeting certain public trading volume thresholds after April 15, 2017, (vi) failure to pay dividends when due, (vii) failure to maintain certain collateral under the Security and Pledge Agreement, (viii) failure to have the Registration Statement (as defined below) be declared effective when required, (ix) failure to make certain filings with the SEC by certain dates, and (x) bankruptcy or liquidation instituted against the Company or certain subsidiaries of the Company.

Depending on whether there is a difference in the price of Common Stock on a redemption date and the date that the redemption payment is made by the Company, the Company may have the obligation to make certain make-whole payments in shares of Common Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to be paid out of the assets available for distribution, before any payment is made to holders of Common Stock or any other series or class of the Company’s shares ranking junior to the Series A Preferred Stock. Such payment amount will equal to the greater of (A) 110% of the conversion amount referenced above multiplied by130% and (B) the amount such holders would receive if shares of Series A Preferred Stock held by such holders had been converted into shares of Common Stock immediately prior to such liquidation event.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a form of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Investor will have certain rights to cause the Company to register certain securities of the Company issuable to the Investor in connection with the transactions contemplated by the Purchase Agreement (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company has the obligation to file an initial draft registration statement (the “Registration Statement”) with the SEC by January 24, 2017 to register the Registrable Securities and use commercially reasonable best efforts to cause such registration statement to become effective within 90 days from the initial filing date (or 120 days if the Company receives more than 25 comments from the SEC on initial draft Registration Statement). In the event that the Registration Statement cannot register all Registrable Securities, the Company has agreed to inform the Investor of such restriction and also use commercially reasonable efforts to file amendments to cover the maximum numbers of Registrable Securities permitted to be registered. To the extent permitted by the SEC and applicable securities laws and regulations, the Company has agreed to use its commercially reasonable best efforts to file one or more registration statements to register Registrable Securities that has been cut back from the Registration Statement.

In the event that the Company fails to file the Registration Statement or related acceleration request and pre-effectiveness amendments within certain timeframe set forth under the Registration Rights Agreement, the Investor will be entitled liquidated damages in the amount of 1% of the amount actually funded by the Investor for up to 9% of such amount. The Registration Rights Agreement also contains mutual indemnification provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Security and Pledge Agreement

In connection with the transactions contemplated by the Purchase Agreement, on November 16, 2016, the Company and certain subsidiaries of the Company (collectively, the “Debtors”, and each, a “Debtor”), including Swiss Heights Engineering S.A. (“SHE”), NACD, Bellelli Engineering S.P.A. (“BE”), BE North America, Corp. (“BENA”) and Bellelli USA LLC (“BEUSA”), entered into a Security and Pledge Agreement (the “Security Agreement”) with the Investor. Subject to certain conditions set forth therein, the Security Agreement grants a security interest in certain assets of the Debtors as collateral (the “Collateral”) to secure the performance of obligations under the Transaction Documents. The Collateral includes (i) existing and after acquired assets of the Company, NACD and BEUSA, (ii) certain accounts receivable of SHE and BE and (iii) a pledge of the equity interests in the Company’s direct and indirect subsidiaries held by the Company, SHE and BENA.

The Security Agreement sets forth certain customary events of defaults, including but not limited to a failure to perform obligations thereunder by a Debtor after a 5-day cure period, as well as the occurrence of a triggering redemption event under the Certificate of Designations as described above. Upon the occurrence of any such event, the Investor will have certain rights and remedies, including but not limited to the right to take possession of the Collateral. The Security Agreement also contains customary representations, warranties and covenants for transactions of similar nature.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Subsidiary Guarantee

In connection with the transactions contemplated by the Purchase Agreement, on November 16, 2016, certain subsidiaries of the Company, including SHE, NACD, BE, BENA and BEUSA (together with the Company, the “Guarantors”) entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”) in favor of the Investor. Pursuant to the Subsidiary Guarantee, the Guarantors shall jointly and severally guarantee the performance by the Company and applicable subsidiaries of obligations under the Purchase Agreement, the Certificate of Designations and the Security Agreement (the “Obligations”). Such guarantee shall remain in full force and effect until the Obligations are fully satisfied. A payment by any other person shall not affect the liability of a Guarantor under the Subsidiary Guarantee. Upon default of non-monetary Obligations that cannot be performed by a Guarantor, such Guarantor will be liable for making the Investor whole on a monetary basis. To the extent that a Guarantor has paid more than its proportionate share of the Obligations, such Guarantor will be entitled to seek and receive contribution from any other Guarantor.

The foregoing description of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Collateral Assignment of Receivables

On November 16, 2016, the Company and certain U.S. and international subsidiaries of the Company (the “Assignors”) entered into Collateral Assignment of Receivables agreements (the “Collateral Assignment Agreements”) with the Investor, pursuant to which the Assignors assign to the Investor their rights in receivables under certain contracts (the “Contracts”) to secure their obligations under the Security Agreement. Upon the occurrence and during the continuance of an event of default under the Security Agreement, the Investor may enforce the rights of the Assignors to such receivables. The Collateral Assignment Agreements will terminate immediately after the termination of the Security Agreement and fully performance of the Assignors’ obligations thereunder.

The foregoing summaries of the Collateral Assignment Agreements do not purport to be complete are qualified in their entirety by reference to the full text of the agreements. Forms of the Collateral Assignment Agreements are attached hereto as Exhibits 10.5 and 10.6 and are incorporated herein by reference.

Validity and Performance Guarantee

In connection with the transactions contemplated by the Purchase Agreement, on November 16, 2016, each of Antonio Monesi and Filippo Puglisi, the President and the Chief Financial Officer of the Company, respectively (collectively, the “Principals”, each, a “Principal”) entered into a Validity and Performance Guarantee (the “Performance Guarantee”) in favor of the Investor. Pursuant to the Performance Guarantee, each Principal has agreed not to (i) intentionally or through conduct that constitutes gross negligence or willful misconduct, provide material misleading or inaccurate information related to the Collateral, (ii) conceal or cause to be concealed from the Investor such information or make any material false representation or warranty in connection with the Purchase Agreement or the Collateral. In addition, each Principal has guaranteed that certain post-closing covenants set forth under the Purchase Agreement will be complied in a timely manner to the Investor’s reasonable satisfaction.

Upon a breach of any of the foregoing obligations, the Principals will be liability for the Investor’s losses resulting therefrom for a total amount of up to $1.5 million and related attorneys’ fees and expenses of the Investor. The Performance Guarantee shall terminate upon the repayment of 50% of the Company’s obligations secured by the Security Agreement.

The foregoing description of the Performance Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance-Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits (1)

3.1	Form of Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock.
10.2	Form of Registration Rights Agreement by and between NAC Global Technologies, Inc. and the Investor, dated November 16, 2016.
10.3	Form of Security and Pledge Agreement by and among NAC Global Technologies, Inc., its subsidiaries and the Investor, dated November 16, 2016. (1)
10.4	Form of Subsidiary Guarantee by and among NAC Global Technologies, Inc., its subsidiaries and the Investor, dated November 16, 2016. (1)
10.5	Form of Collateral Assignment of Receivables by and among NAC Global Technologies, Inc., its US subsidiaries and the Investor, dated November 16, 2016.
10.6	Form of Collateral Assignment of Receivables by and among NAC Global Technologies, Inc., its foreign subsidiaries and the Investor, dated November 16, 2016.
10.7	Form of Validity and Performance Guarantee by and among NAC Global Technologies, Inc., the Principals and the Investor, dated November 16, 2016.

(1)	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish and supplemental a copy of all omitted exhibits and schedules to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	NAC Global Technologies, INC.

	By:	/s/ Vincent Genovese
		Name:	Vincent Genovese
		Title:	Chief Executive Officer